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                                                                  Exhibit 10.1.5


                                 AMENDMENT NO. 5
                             1993 STOCK OPTION PLAN

                              THE MAXIM GROUP, INC.


        WHEREAS, the Board of Directors of The Maxim Group, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the 1993 Stock Option Plan, as amended (the "Plan") pursuant to which options to purchase stock of the Company may be issued to eligible directors, officers and key employees of the Company; and

        WHEREAS, the Board of Directors of the Company deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan and to conform the plan administration provisions of the Plan to the requirements of SEC Rule 16b-3;

        NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                    ARTICLE I

                               AMENDMENTS TO PLAN

        1.1 Section 4 of the Plan shall be amended by deleting the second sentence thereof in its entirety and substituting the following sentence therefor:

                         "The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 5,000,000."

        1.2 Section 5 of the Plan shall be amended by deleting the first paragraph thereof in its entirety and substituting the following therefor:

                         "The Plan shall be administered by the Board of Directors of the Company or the Committee. The Committee shall be comprised of not less the two (2) Non-Employee Directors. "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission."

                                   ARTICLE II

                           EFFECTIVE DATE OF AMENDMENT

        2.1 The amendment effected hereby shall be effective for options granted under the Plan on or after the date this amendment is approved by the Board of Directors of the Company, but, with


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respect to the amendment set forth in Section 1.1 hereof, subject to approval of a majority of the shares of Common Stock of the Company entitled to vote thereon represented in person and by proxy at a meeting of shareholders. In the event shareholder approval of adoption of Section 1.1 of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any option granted in the intervening period shall be void.